UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 3, 2004 Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-27273	04-3410558

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Mill Road Chelmsford, MA 01824 (Address of principal executive offices) (Zip code)

Registrant's Telephone Number, Including Area Code: (978) 250-2900

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On November 2, 2004, Sycamore Networks, Inc. (the “Company”) entered into an Agreement and Release (the “Agreement”) with Frances M. Jewels, its former Chief Financial Officer, Vice President, Finance and Administration, Secretary and Treasurer, relating to Ms. Jewels’ resignation from all offices with the Company and its subsidiaries effective October 5, 2004. The Agreement provides that, in consideration of Ms. Jewels’ execution of the Agreement and the continuation of her employment with the Company through October 4, 2005, Ms. Jewels will be covered under the Company’s health plan and receive pay during such period equal to her base salary at the time of her resignation, payable in accordance with the Company’s normal payroll practices. In addition, all stock options and restricted stock granted to Ms. Jewels during her employment will continue to vest through October 4, 2005. As part of the Agreement, Ms. Jewels has also agreed to a general release of the Company, its affiliates and various related parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

/s/ Daniel E. Smith

Daniel E. Smith President and Chief Executive Officer

Dated:	November 3, 2004